EXHIBIT 21.1



                       SUBSIDIARIES OF MOTIENT CORPORATION


Name                                                Location of Incorporation
----                                                -------------------------

Motient Holdings Inc.                               State of Delaware

Motient Communications Inc.                         State of Delaware

Motient Services Inc.                               State of Delaware and
                                                    Commonwealth of Virginia

Motient Ventures Holding Inc.                       State of Delaware

MVH Holdings Inc.                                   State of Delaware